UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  July 19, 2023

ECB BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-41456	88-1502079
(State or Other Jurisdiction of Incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

419 Broadway, Everett, Massachusetts, 02149
(Address of principal executive offices) (Zip Code)

(617) 387-1110
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ECBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.   Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensatory Arrangements of Certain Officers

On July 19, 2023, Everett Co-operative Bank (the “Bank”), the wholly owned banking subsidiary of ECB Bancorp, Inc., entered into a Non-Qualified Deferred Compensation Plan (the “Deferred Compensation Plan”) for the benefit of John Migliozzi, Executive Vice President and Chief Lending Officer of the Bank (the “Deferred Compensation Plan”).  The Deferred Compensation Plan is effective as of July 1, 2023.

The Deferred Compensation Plan allows the Bank to make contributions to an account for Mr. Migliozzi each year, as of January 1, based on the prior year’s performance and intends the contribution will equal 10% of Mr. Migliozzi’s salary and bonus.  The Bank may make other contributions to the Deferred Compensation Plan, at its discretion, at other times during the year.  Contributions made under the Deferred Compensation Plan will earn interest each year at a rate benchmarked to the 10-year Treasury bill as of December 1st of the prior calendar year.  Mr. Migliozzi is 100% vested in his benefit under the Deferred Compensation Plan.

If Mr. Migliozzi separates from service prior to attaining age 70, the Bank will pay him the vested benefit under the Deferred Compensation Plan in annual installments over 10 years beginning when he attains age 70.  If Mr. Migliozzi separates from service on or after attaining age 70, his benefits (payable in annual installments over ten years) will begin on the first day of the month following his separation from service.

If Mr. Migliozzi separates from service for “Good Reason” (as defined in Mr. Migliozzi’s Change in Control Agreement with the Bank) within six months of a change in control and prior to attaining age 70, he will receive his benefits in a lump sum within 30 days of the separation from service.

In the event of Mr. Migliozzi’s death, his beneficiary will receive the benefits due under the Deferred Compensation Plan or the remaining benefits due under the Deferred Compensation Plan, paid in a lump sum within 30 days of his death.

Benefits payable under the Deferred Compensation Plan upon Mr. Migliozzi’s separation from service may be delayed for a period of six months, if necessary, to comply with Section 409A of the Internal Revenue Code.

In the event Mr. Migliozzi’s employment is terminated for “Cause” (as defined in the Deferred Compensation Plan), no benefits of any kind will be due or payable by the Bank under the Deferred Compensation Plan.

The foregoing description of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan attached hereto as Exhibits 10.1.

Item 9.01.   Financial Statements and Exhibits

(d)	Exhibits

	Exhibit	Description

	10.1	Non-Qualified Deferred Compensation Plan for John Migliozzi
	104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: July 19, 2023	By:	/s/ Richard J. O’Neil, Jr.
Richard J. O’Neil, Jr.
President and Chief Executive Officer